Exhibit 10.3

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”), dated as of _________, 2015 (the “Effective Date”), is by and between the undersigned Series A Preferred Stock Purchase Warrant holder (the “Holder”) and Neurotrope, Inc., a Nevada corporation (the “Company”). The Company and the Stockholder will sometimes hereinafter be referred to collectively as the “Parties” or each, individually, as a “Party.”

RECITALS

A.           The Company executed that certain Placement Agent Warrant for Series A Convertible Preferred Stock dated as of _________, entitling the Holder to purchase from the Company _________ shares of Series A Convertible Preferred Stock of the Company at a per share exercise price of $1.00 (the “Series A Warrant”).

B.           The Holder desires to convert the Series A Warrant into a Common Stock Purchase Warrant entitling the Holder to purchase from the Company _________ shares of common stock, par value $0.0001, of the Company (“Common Stock”) at a per share exercise price of $1.00 (the “Common Stock Purchase Warrant”).

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows:

Article 1

CONVERSION

1.1           Conversion. The Holder hereby exchanges its Series A Warrant for a Common Stock Purchase Warrant in the form attached hereto as Attachment I. The Holder has enclosed herewith the Series A Warrant for cancellation by the Company as of the Effective Date. The Parties acknowledge and agree that the Common Stock Purchase Warrant is being acquired by the Holder from the Company solely in exchange for the Series A Warrant.

1.2           Issuance of Common Stock Purchase Warrant. The Company shall promptly issue, to the Holder, the Common Stock Purchase Warrant.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Company, as of the Effective Date, as follows:

2.1           Existence and Power. The Holder has full power and authority (i) to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, and (ii) to convert the Series A Warrant and acquire the Common Stock Purchase Warrant.

2.2           Series A Warrant. The Holder has good and marketable title to the Series A Warrant being transferred free and clear of all liens, claims, charges and encumbrances (except such encumbrances resulting from any applicable securities laws) and has full legal right to effect the conversion contemplated hereunder. The Series A Warrant being converted by the Holder hereunder constitutes all of the Series A Warrants of the Company that the Holder owns on the Effective Date.

2.3           Enforceability. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holder as of the Effective Date as follows:

3.1           Existence and Power. The Company has full power and authority to enter into this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

3.2           Enforceability. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally.

Article 4

ADDITIONAL COVENANTS

4.1           Further Assurances. Each Party shall (and, if applicable, shall cause its affiliates to) promptly execute, acknowledge and deliver any other assurances, documents or instruments, and provide assistance, reasonably requested by another Party and necessary for the requesting Party to satisfy its obligations hereunder or to obtain the benefits of the transactions contemplated hereby.

Article 5

MISCELLANEOUS

5.1           Amendments and Waivers. No Party may assign any of its rights or obligations under this Agreement. No provision hereof may be waived, in whole or in part, except as provided in a written agreement executed and delivered by both Parties.

5.2           Indemnification. Each Holder shall indemnify and hold harmless the Company from and against, and shall reimburse the Company for, any and all damages, charges, claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and other costs of collection or enforcement) resulting from or occasioned by any breach by such Holder of any of its representations, warranties, covenants and other agreements set forth in this Agreement.

 5.3           Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered will thereby be deemed to be an original and all of which counterparts taken together will constitute one and the same instrument.

5.4           Entire Agreement. This Agreement, all documents delivered by a Party pursuant to the terms hereof, and the other documents, instruments and agreements specifically referred to therein, or delivered pursuant thereto, (a) set forth the entire understanding of the Parties with respect to the subject matter hereof and thereof and the transactions contemplated hereby and thereby and (b) supersede any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof or thereof, whether written or oral.

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the Effective Date.

NEUROTROPE, INC.

By:

Name:

Title:

HOLDER

By:

Name:

ATTACHMENT I

COMMON STOCK PURCHASE WARRANT

[See Attached]